Exhibit 99.1

Kadem Sustainable Impact Corporation Announces Updated Estimate of Redemption Price of Public Shares

NEW YORK, NY, February 16, 2023 - Kadem Sustainable Impact Corporation (the “Company”) (NASDAQ: KSI, KSICU, KSICW) previously announced that it will redeem all of its outstanding shares of Class A common stock sold as part of the units in the Company’s initial public offering (whether they were purchased in the initial public offering or thereafter in the open market) (the “public shares”), effective as of the close of business on March 19, 2023, because the Company will not consummate an initial business combination within the time period required by its amended and restated certificate of incorporation.

The Company estimates that the per-share redemption price for the public shares will be approximately $10.10. Funds in the Company’s trust account, including any interest thereon, will not be used to pay for any excise tax imposed under the Inflation Reduction Act of 2022.

About Kadem Sustainable Impact Corporation

Kadem Sustainable Impact Corporation is a blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses.

Forward-Looking Statements

This press release may include, and oral statements made from time to time by representatives of the Company may include, “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact included in this press release are forward-looking statements. When used in this press release, words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions, as they relate to the Company or its management team, identify forward-looking statements. Such forward-looking statements are based on the beliefs of management, as well as assumptions made by, and information currently available to, the Company’s management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors detailed in the Company’s filings with the Securities and Exchange Commission (“SEC”). All subsequent written or oral forward-looking statements attributable to the Company or persons acting on its behalf are qualified in their entirety by this paragraph. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement for the Company’s initial public offering filed with the SEC. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.